Exhibit 23
----------







               Consent of Independent Certified Public Accountants




The Board of Directors of
FPIC Insurance Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83835) and on Form S-8 (333-72601, 333-72599,
333-09365, and 333-09375), of our report dated February 20, 2002, except as to the matter discussed in the fifth paragraph of Note 11, as to which the date is March 26, 2002, relating to the consolidated financial statements and financial statement schedules, as of and for the years ended December 31, 2001 and 2000, which appears in this Form 10-K.



                         /s/ PricewaterhouseCoopers LLP


                           PricewaterhouseCoopers LLP




Jacksonville, Florida
March 26, 2002

Exhibit 23
----------







               Consent of Independent Certified Public Accountants




The Board of Directors
FPIC Insurance Group, Inc.

We consent to the use of our report dated March 8, 2000 relating to the consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows of FPIC Insurance Group, Inc. for the year ended December 31, 1999 incorporated herein by reference in the registration statements on Forms S-3 of FPIC Insurance Group, Inc. (333-83835) and Form S-8 of FPIC Insurance Group, Inc.'s Director Stock Option Plan (333-72601), and Omnibus Incentive Plan (333-72599), and First Professionals Insurance Company's Employee Stock Purchase Plan (333-09365) and Defined Contribution Plan (333-09375).




                                  /s/ KPMG LLP

                                    KPMG LLP



Jacksonville, Florida
March 27, 2002